EXHIBIT 99.1

Accelerate Diagnostics announces preliminary 2018 fourth quarter and full-year financial results

Added 117 commercially contracted U.S. instruments in Q4, doubling the regional installed base

TUCSON, Ariz., January 6, 2019 -- Accelerate Diagnostics, Inc. (NASDAQ: AXDX), today announced preliminary financial results for the quarter ending December 31, 2018. The company reported a 127.2% increase in U.S. instruments placed under commercial contract during the fourth quarter, and full-year revenue of $5.7 million, an increase of 35.7% from the prior year.

2018 Fourth Quarter and Full-Year Financial Highlights

•	Commercially contracted instruments in the U.S. increased by 117 during the fourth quarter, doubling the U.S. commercial installed base.

•	Commercially contracted instruments in EMEA increased by 16 during the fourth quarter.

•	Total revenue for the fourth quarter is expected to be approximately $1.8 million, compared to $2.1 million in the fourth quarter of 2017. For full-year 2018, total revenue is expected to be $5.7 million, compared to $4.2 million for full-year 2017.

•	Net cash used, excluding financing, is expected to be approximately $14.1 million for the fourth quarter and $64.1 million for full-year 2018.

“Our fourth quarter momentum reflects the cumulative effects of changes we initiated throughout 2018 to help more hospitals access the only FDA-cleared solution for quantitative AST direct from positive blood cultures,” said Lawrence Mehren, President and CEO of Accelerate Diagnostics, Inc. “While we are disappointed with our 2018 revenue performance, we are encouraged by the acceleration in clinical adoption during the fourth quarter, as well as by the improvements to patient care that our customers are reporting in their independent outcome studies. With a more robust commercial strategy now in place, we believe the company is well-positioned to continue building on this momentum in 2019.”

These preliminary results are based on initial analysis of operations for the fourth quarter of 2018 and are subject to further review by the company and its external auditors. Full audited financial results for the fourth quarter and full-year 2018 will be filed in late February on Form 10-K through the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov. Investors are cautioned not to place undue reliance on these preliminary and unaudited estimates in the event of material changes.

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. (“Accelerate Diagnostics”) is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. The Accelerate Pheno™ system and Accelerate PhenoTest™ BC kit combine several technologies aimed at reducing the time clinicians must wait to determine the most optimal antibiotic therapy for deadly infections. The FDA cleared system and kit fully automate the sample preparation steps to report phenotypic antibiotic susceptibility results in about 7 hours direct from positive blood cultures. Recent external studies indicate the solution offers results 1-2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient days earlier.

The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” and diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, about our projections as to when certain key business milestones may be achieved, the potential of our products or technology, the growth of the market, our estimates as to the size of our market opportunity and potential pricing, our competitive position and estimates of time reduction to results, and our future development plans and growth strategy. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Information about the risks and uncertainties faced by Accelerate Diagnostics, Inc. is contained in the section captioned "Risk Factors" in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2018, and in any other reports that we file with the Securities and Exchange Commission from time to time. The company's forward-looking statements could be affected by general industry and market conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

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Investors May Contact:

Laura Pierson, Accelerate Diagnostics, Inc. +1 520 365-3100, investors@axdx.com

Reporters May Contact:

Andrew Chasteen, Accelerate Diagnostics, Inc. +1 520 365-3100, achasteen@axdx.com

Source: Accelerate Diagnostics, Inc.